                                                                    EXHIBIT 99.2

                          CARD CAPTURE SERVICES, INC.
                        1997 INCENTIVE STOCK OPTION PLAN


          1.   Purposes of the Plan.  The purposes of this Incentive Stock
               --------------------
Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

          2.   Definitions.  As used herein, the following definitions shall
               -----------
apply:

          2.1  "Administrator" means the Board or any of its Committees
                -------------
appointed pursuant to Section 4 of the Plan.

          2.2  "Applicable Laws" means the legal requirements relating to the
                ---------------
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options will be or are being granted under the Plan.

          2.3  "Board" means the Board of Directors of the Company.
                -----

          2.4  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          2.5  "Committee" means a Committee appointed by the Board of
                ---------
Directors in accordance with Section 4 of the Plan.

          2.6  "Common Stock" means the Common Stock of the Company.
                ------------

          2.7  "Company" means Card Capture Services, Inc., an Oregon
                -------
corporation.

          2.8  "Consultant" means any person who is engaged by the Company or
                ----------
any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          2.9  "Continuous Status as an Employee or Consultant" means that the
                ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

1--1997 STOCK OPTION PLAN

          2.10 "Employee" means any person, including Officers and directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company.
The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934,
                ------------
as amended.

          2.12 "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

          (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

          (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator. The Administrator may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals.

          2.13  "Incentive Stock Option" means an Option intended to qualify as
                 ----------------------
an incentive stock option within the meaning of Section 422 of the Code.

          2.14  "Nonstatutory Stock Option" means an Option not intended to
                 -------------------------
qualify as an Incentive Stock Option.

          2.15  "Officer" means a person who is an officer of the Company within
                 -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          2.16 "Option" means a stock option granted pursuant to the Plan.
                ------

          2.17 "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          2.18 "Optionee" means an Employee or Consultant who receives an
                --------
Option.

          2.19 "Parent" means a "parent corporation", whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          2.20 "Plan" means this 1997 Stock Option Plan.
                ----

          2.21 "Section 16(b)" means Section 16(b) of the Securities Exchange
                -------------
Act of 1934, as amended.

          2.22 "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 11 below.

2--1997 STOCK OPTION PLAN

          2.23 "Subsidiary" means a "subsidiary corporation", whether
                ----------
now or hereafter existing, as defined in Section 424(f) of the Code.

          3.   Stock Subject to the Plan.  Subject to the provisions of
               -------------------------
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 600,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

               If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

          4.   Administration of the Plan.
               --------------------------

          4.1  Initial Plan Procedure.  Prior to the date, if any, upon which
               ----------------------
the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

          4.2  Plan Procedure after the Date, if any, upon which the Company
               -------------------------------------------------------------
becomes Subject to the Exchange Act.
-----------------------------------

               (a)  Administration with respect to Directors and Officers.
                    -----------------------------------------------------
With respect to grants of Options to Employees who are also Officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. >From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

               (b)  Multiple Administrative Bodies.  If permitted by Rule
                    ------------------------------
16b-3, the Plan may be administered by different bodies with respect to directors, non-director Officers and Employees who are neither directors nor Officers.

               (c)  Administration With Respect to Consultants and Other
                    ----------------------------------------------------
Employees. With respect to grants of Options to Employees or Consultants who are
---------
neither directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused,

3--1997 STOCK OPTION PLAN
and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          4.3  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

               (a) to determine the Fair Market Value of the Common Stock, in accordance with Section 2.12 of the Plan;

               (b) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

               (c) to determine whether and to what extent Options are granted hereunder;

               (d) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (e) to approve forms of agreement for use under the Plan;

               (f) to determine the terms and conditions of any award granted hereunder;

               (g) to determine whether and under what circumstances an Option may be settled in cash under Section 9.6 instead of Common Stock;

               (h) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and

               (i) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

               Subject to the provisions of the Plan, the Board may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to implement the Plan and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          4.4  Effect of Administrator's Decision.  All decisions,
               ----------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

4--1997 STOCK OPTION PLAN

          5.   Eligibility.
               -----------

          5.1 Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          5.2 Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          5.3 The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

          6.   Term of Plan.  The Plan shall become effective upon the earlier
               ------------
to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

          7.   Term of Option. The term of each Option shall be the term
               --------------
stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

          8.   Option Exercise Price and Consideration.
               ---------------------------------------

          8.1 The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (a) In the case of an Incentive Stock Option

                   (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                   (ii) granted to any Employee other than an Employee described in the preceding paragraph, the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5--1997 STOCK OPTION PLAN

               (b) In the case of a Nonstatutory Stock Option

                   (i) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant.

                   (ii) granted to any other person, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

          8.2 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six (6) months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

          9.   Exercise of Option.
               ------------------

          9.1  Procedure for Exercise; Rights as a Shareholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan, but in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8.2 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          9.2  Termination of Employment or Consulting Relationship. In the
               ----------------------------------------------------
event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant, in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock

6--1997 STOCK OPTION PLAN

Option on the date three (3) months and one (1) day from the date of such change of status, or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty
(30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          9.3  Disability of Optionee.  In the event of termination of an
               ----------------------
Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her disability, such Optionee may, but only within twelve (12) months from the date of such termination or such other period of time as determined by the Administrator and specified in the Notice of Grant (provided, however, that such period shall not be less than six (6) months and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. To the extent that the Optionee is not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          9.4  Death of Optionee.  In the event of the death of an Optionee at
               -----------------
any time within three (3) months of the termination of employment, the Option may be exercised at any time within eighteen (18) months following the date of death or such other period of time as determined by the Administrator and specified in the Notice of Grant (provided, however, that such period shall not be less than six (6) months but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          9.5  Rule 16b-3.  Options granted to persons subject to Section 16(b)
               ----------
of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          9.6  Buyout Provisions.  The Administrator may at any time offer to
               -----------------
buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          9.7  Shareholder Agreement.  Each Option shall provide that, as a
               ---------------------
condition of exercising the Option and so long as the Shares are not publicly traded, the Optionee shall agree to enter into and be bound by an agreement relating to the repurchase in certain circumstances by the Company of Shares issued pursuant to the Option and prohibiting competition with the Company.

7--1997 STOCK OPTION PLAN

          9.8  Multiple Agreements.  The terms of each Option may differ from
               -------------------
other Options granted under the Plan at the same time or at some other time.
The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

          10.  Non-Transferability of Options.  Options may not be sold,
               ------------------------------
pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          11.  Adjustments Upon Changes in Capitalization or Merger.
               ----------------------------------------------------

          11.1  Changes in Capitalization. Subject to any required action by the
                -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. In connection with any adjustment under this paragraph resulting in a fractional share interest, such interest may be rounded down to the nearest whole share if such interest is less than 0.5 share; otherwise, such fractional share interest may be rounded up to the nearest whole share. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          11.2 Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          11.3 Merger. In the event of a merger of the Company with or into
               ------
another corporation, the Option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

8--1997 STOCK OPTION PLAN

          12.  Time of Granting Options.  The date of grant of an Option shall,
               ------------------------
for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

          13.  Amendment and Termination of the Plan.
               -------------------------------------

          13.1 Amendment and Termination.  The Board may at any time amend,
               -------------------------
alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          13.2 Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

          14.  Conditions Upon Issuance of Shares.  Shares shall not be issued
               ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          15.  Reservation of Shares.  The Company, during the term of this
               ---------------------
Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

9--1997 STOCK OPTION PLAN

          16.  Tax Withholding.
               ---------------

          16.1 Withholding.  At such times as an Optionee recognizes taxable
               -----------
income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Administrator, to have withheld a portion of the Shares then issuable to the Optionee having an aggregate fair market value, on the date preceding the date of such issuance, equal to the Withholding Taxes. Notwithstanding the foregoing, the Administrator may, by the adoption of rules or otherwise, modify the provisions of this paragraph or impose such other restrictions on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and the Administrator may also permit Tax Elections to be made at such other times and subject to such other conditions as the Administrator determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

          16.2 Notice.  If an Optionee makes a disposition, within the meaning
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of Code (S)424(c) and regulations promulgated thereunder, of any Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two (2) year period commencing on the day after the date of the grant or within the one (1) year period commencing after the date of transfer of such Shares to the Optionee pursuant to such exercise, the Optionee shall, within twenty (20) days of such disposition, notify the Company of such disposition by delivery of written notice to the Company at its principal executive office.

          17.  Agreements.  Options shall be evidenced by written agreements in
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such form as the Administrator shall approve from time to time.

          18.  Shareholder Approval.  Continuance of the Plan shall be subject
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to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

          19.  Information to Optionees and Purchasers.  The Company shall
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provide to each Optionee, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

10--1997 STOCK OPTION PLAN